UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 10, 2021
____________________
EXICURE, INC.
(Exact name of Registrant as specified in its charter)
____________________

Delaware	001-39011	81-5333008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2430 N. Halsted St.
Chicago, IL 60614
(Address of principal executive offices)

Registrant’s telephone number, including area code: (847) 673-1700
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XCUR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01    Entry into a Material Definitive Agreement.

Amendment to MidCap Credit Agreement

On December 10, 2021, Exicure, Inc. (the “Company”) entered into an amendment (“Amendment No. 4”) to the Company’s Credit and Security Agreement, dated as of September 25, 2020, as amended on October 21, 2020, July 30, 2021 and September 30, 2021, with MidCap Financial Trust, as agent (“MidCap”), and the lenders party thereto from time to time (as amended by Amendment No. 3, the “MidCap Credit Agreement”), to prepay $10.0 million of the Company’s outstanding loans under its senior secured term loan debt facility with MidCap. This leaves a remaining outstanding balance of $7.5 million under the debt facility, which will remain subject to the existing terms and conditions of the facility. The Company also agreed to place $8.0 million, or such lesser amount as MidCap and the lenders may agree, in a blocked account governed by a control agreement, by no later than December 17, 2021 at 5:00 p.m. Eastern Time.

The foregoing description of Amendment No. 4 does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of Amendment No. 4, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.05    Costs Associated with Exit or Disposal Activities.

On December 10, 2021, the Company announced its commitment to a plan to wind down the Company’s immuno-oncology program for cavrotolimod (AST-008) and the Company’s XCUR-FXN preclinical program for the treatment of Friedreich’s ataxia. The Company intends to realign its research and development resources to support (i) the development of its preclinical program targeting SCN9A for neuropathic pain, (ii) the continued advancement of its partnered programs with Ipsen Biopharm Limited to develop SNA-based treatments in neuroscience targeting Huntington’s disease and Angelman syndrome, (iii) its continued advancement of its partnered program with AbbVie to develop SNA-based treatments for hair loss disorders, as well as (iv) the continued research and development of other undisclosed therapeutic product candidates. This plan will implement a reduction in force where the Company will eliminate approximately 50% of the Company’s existing workforce on a staggered basis through January 2022 as well as other cost-cutting measures.

The Company anticipates that it will complete the implementation of the plan by March 31, 2022. Affected employees will be offered separation benefits, including severance payments and temporary healthcare coverage assistance. Additionally, the Company is evaluating its facilities and contractual relationships utilized in the cavrotolimod and XCUR-FXN programs and the associated contractual obligations to determine the appropriate course of action and any associated charges to wind down the ongoing clinical trials. The Company estimates that it will incur total expenses relating to the realignment of approximately $1.2 million, consisting of severance and termination-related costs. All of the severance and termination-related costs represent cash expenditures. The Company expects to record a significant portion of these charges in the fourth quarter of 2021.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

Management Changes

The Board of Directors of the Company (the “Board”) appointed Brian C. Bock, the Company’s Chief Financial Officer, as the Company’s Chief Executive Officer, replacing David Giljohann, effective December 10, 2021. The Board appointed Dr. Giljohann to the position of Chief Technology Officer of the Company effective December 10, 2021. Dr. Giljohann will serve as Chief Technology Officer of the Company through January 30, 2022, at which time he will separate from the Company. In connection with his transition to the position of Chief Technology Officer, Dr. Giljohann resigned as a member of the Board, effective December 10, 2021. Mr. Bock was appointed as a member of the Board, effective December 10, 2021, to fill the vacancy created by Dr. Giljohann.

In connection with Mr. Bock’s appointment as Chief Executive Officer, on the approval and recommendation of the Compensation Committee of the Board (the “Compensation Committee”), and following subsequent approval of the Board, effective December 10, 2021, the Company and Mr. Bock entered into an amendment (the “Bock Amendment”) to his employment agreement dated April 16, 2021. Under the terms of the Bock Amendment, Mr. Bock’s initial annual base salary was increased to $525,000 and is eligible to earn an annual cash incentive bonus, which is initially set at a target aggregate bonus amount of 50% of Mr. Bock’s base salary, upon achievement of certain individual and/or Company performance goals set by the Compensation Committee.

Under the terms of the Bock Amendment the Company entered into with Mr. Bock:

•Subject to Mr. Bock’s continued employment through January 31, 2022, the Company will pay Mr. Bock a one-time retention award of $180,000, subject to applicable tax withholdings, as soon as practicable and no later than five business days after January 31, 2022.

•In the event of termination of Mr. Bock’s employment by the Company without “Cause” or by Mr. Bock with “Good Reason” (as such terms are defined in Mr. Bock’s original employment agreement), Mr. Bock’s cash severance payment shall be increased to twelve (12) months of base salary, payable in the form of salary continuation payments during the applicable severance period. Such severance period reflects an increase from the prior six (6) month period.

•In the event of termination of Mr. Bock’s employment by the Company without “Cause” or by Mr. Bock with “Good Reason” (as such terms are defined in Mr. Bock’s original employment agreement) within twelve (12) months following a “Change in Control” of the Company (as such term is defined in Mr. Bock’s original employment agreement), Mr. Bock’s severance period shall be increased to an eighteen (18) month period from the date of termination. Such severance period reflects an increase from the prior fifteen (15) month period. The Company also agreed to pay Mr. Bock an annual cash bonus equal to his annual target bonus opportunity for the year in which the termination of employment occurs, payable no later than 30 days after the effective date of the release contemplated by the Bock Amendment. In addition, if Mr. Bock timely elects to receive continued coverage under the Company’s group health care plan pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), then he will be entitled to receive payment of the employer portion of his COBRA premiums until the earlier of (a) eighteen (18) months from his termination date or (b) the date he obtains or becomes eligible for health care coverage from a new employer or otherwise.

•Furthermore, Mr. Bock has voluntarily waived his right to the second tranche of his previously negotiated sign-on bonus. This payment, an amount of $60,000, would have been paid by the Company in December 2022 pursuant to the terms of Mr. Bock’s original employment agreement, assuming Mr. Bock’s continued employment.

Mr. Bock was also appointed as the Company’s principal executive officer and will retain the designation of principal financial officer. He will receive no additional compensation for this designation.

A future Current Report on Form 8-K will be filed to discuss compensation terms for Dr. Giljohann’s appointment as Chief Technology Officer and separation from the Company.

The Board appointed Matthias Schroff, the Company’s Chief Operating Officer, to the position of Chief Scientific Officer of the Company effective December 10, 2021. In connection with Dr. Schroff’s appointment as Chief Scientific Officer, on the approval and recommendation of the Compensation Committee, and following subsequent approval of the Board, effective December 10, 2021, the Company and Dr. Schroff entered into an amendment (the “Schroff Amendment”) to his employment agreement dated December 10, 2019 as amended by that certain side letter dated June 9, 2020. Subject to Dr. Schroff’s continued employment in good standing through May 31, 2022, the Company will pay Dr. Schroff a one-time retention award of $140,000 (the “Schroff Retention Award”), subject to applicable tax withholdings. Fifty percent (50%) of the Schroff Retention Award will be paid on February 15, 2022 (the “February 2022 Portion”), and fifty percent (50%) of the Schroff Retention Award will be paid to Dr. Schroff within ten (10) days after May 31, 2022. Both such portions of the Schroff Retention Award shall become earned upon May 31, 2022. If Dr. Schroff voluntarily terminates his employment or his employment is terminated for “Cause” (as such term is defined in Dr. Schroff’s original employment agreement) prior to May 31, 2022, but after receipt of the February 2022 Portion, Dr. Schroff will be required to repay the February 2022 Portion. Dr. Schroff’s annual base salary and initial annual bonus target were not amended in connection with his new role.

As part of the workforce reduction described in Item 2.05, Douglas Feltner, the Company’s Chief Medical Officer, is separating from the Company effective January 30, 2022. In connection with his separation, Mr. Feltner will receive (i) a severance payment of approximately $200,000, which will be payable in the form of salary continuation payments and (ii) his annual cash bonus for 2022, based on the actual achievement of the performance targets, pro-rated for one-month portion of 2022 that he will be employed by the Company, and the bonus will be payable at the same time bonuses are paid to senior management (which is currently expected to occur in the first quarter of 2023).

The foregoing descriptions of the Bock Amendment and Schroff Amendment do not purport to be complete and are qualified in their entirety by reference to the full texts of the Bock Amendment and Schroff Amendment, each of which is included herewith as Exhibit 10.2 and 10.3 to this Current Report on Form 8-K, respectively, and each of which is incorporated herein by reference.

Item 7.01    Regulation FD Disclosure.

On December 10, 2021, the Company issued a press release announcing the events set forth in Items 1.01, 2.05, 5.02 and 8.01. A copy of the press release is furnished as Exhibit 99.1.

The information furnished under this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01    Other Events.

The Company previously reported in its Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 19, 2021, that, on November 9, 2021, the Audit Committee of the Board was notified of a claim regarding alleged improprieties that a former senior researcher of the Company claimed to have committed with respect to the Company’s XCUR-FXN preclinical program for the treatment of Friedreich’s ataxia. The senior researcher had voluntarily resigned from the Company on November 8, 2021. The Audit Committee retained outside counsel to conduct an internal investigation of the claims. Based on the results of outside counsel’s investigation, the Audit Committee and the Company have concluded that the subject matters under investigation did not have a material adverse impact on the Company’s financial condition or results of operations, and does not require any change in the Company’s financial statements. The results of the investigation are summarized below.

The Audit Committee and the Company investigated statements made by Dr. Grant Corbett, the Company’s former Group Leader of Neuroscience. Dr. Corbett voluntarily resigned from the Company on November 8, 2021. As part of his resignation, he claimed that when he was employed by the Company, he intentionally misreported certain raw data related to the research and development of XCUR FXN. The investigation began promptly after the receipt of Dr. Corbett’s resignation and allegations and was substantially completed in early December 2021. The Audit Committee provided outside counsel with significant resources, without imposing limitations on the investigation’s scope, timing or access to information. The investigation involved collection and review of a significant number of documents. communications and data, and interviews of numerous witnesses. Dr. Corbett was also interviewed during the investigation.

The investigation revealed that: (1) beginning in the autumn of 2020, Dr. Corbett misreported raw data from certain research and development experiments related to XCUR-FXN; (2) Dr. Corbett misreported the results of at least three different experiments that were conducted through at least February 2021; (3) the misreported data related solely to efficacy rather than safety of XCUR-FXN; (4) the misreported data was included in various public presentations and SEC filings from as early as January 7, 2021 through as late as August 12, 2021; (5) Dr. Corbett acted alone in misreporting the data, without the assistance or knowledge of anyone else at the Company, including Company management and other research and development employees and did not inform anyone at the Company of his actions until his resignation in November 2021; (6) Company management reasonably relied on Dr. Corbett’s analysis when making public statements that included Dr. Corbett’s misreported data; and (7) no other Company program was impacted by Dr. Corbett’s misreporting of the XCUR-FXN data.

The Board and the Audit Committee have begun a process with the assistance of counsel to address the results of the investigation. The Board and the Audit Committee also intend to enhance the Company’s policies and procedures regarding data management and integrity.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements in this Current Report on Form 8-K other than statements of historical fact could be deemed forward looking including, but not limited to, statements regarding the benefits of the proposed restructuring program; the anticipated timing and details of the reduction in force; expected charges and costs associated with the reduction in workforce that the Company expects to incur in the fourth quarter of 2021; statements regarding the internal investigation conducted by the Audit Committee; the Company’s expectations with respect to the alignment of the Company’s R&D resources and the further development of its preclinical program pipeline; the wind down of its cavrotolimod (AST-008) program and XCUR-FXN preclinical program for the treatment of Friedreich’s ataxia, including the estimated timing and cost savings; the proposed benefits of any of the Company’s partnered programs; and the Company’s business plans and objectives. Words such as “plans,” “expects,” “will,” “shall,” “anticipates,” “continue,” “expand,” “advance,” “believes,” “guidance,” “target,” “may,” “remain,” “project,” “outlook,” “intend,” “estimate,” “could,” “should,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. The forward-looking statements in this Current Report on Form 8-K speak only as of the date of this Current Report on Form 8-K, and the Company undertakes no obligation to update these forward-looking statements. Forward-looking statements are based on management’s current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the risks that the ongoing COVID-19 pandemic may disrupt the Company’s business and/or the global healthcare system (including its supply chain) more severely than it has to date or more severely than anticipated; unexpected costs, charges or expenses that reduce the Company’s capital resources; the Company’s preclinical or clinical programs do not advance or result in approved products on a timely or cost effective basis or at all; the cost, timing and results of clinical trials; that many drug candidates do not become approved drugs on a timely or cost effective basis or at all; the ability to enroll patients in clinical trials; possible safety and efficacy concerns; risks that preliminary results from preclinical studies and clinical trials are not necessarily predictive of future results; the ability of the Company to collaborate successfully with strategic partners; regulatory developments; exposure to litigation, including patent litigation, and/or regulatory actions; the ability of the Company to protect its intellectual property rights; the impact of the completion of the Audit Committee’s investigation and review, including any related investigations or proceedings, shareholder lawsuits, reputational harm, or the possibility that executives or other employees may resign or be terminated. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the section titled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 19, 2021, as updated by the Company’s subsequent filings with the Securities and Exchange Commission. All information in this Current Report on Form 8-K is as of the date of the release, and the Company undertakes no duty to update this information or to publicly announce the results of any revisions to any of such statements to reflect future events or developments, except as required by law.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description
10.1
Amendment No. 4 dated as of December 10, 2021 to Credit and Security Agreement, dated as of September 25, 2020 by and among Exicure, Inc., Exicure Operating Company, the lenders party thereto from time to time and MidCap Financial Trust, as agent.

10.2	First Amendment to the Employment Agreement, by and between Exicure, Inc. and Brian Bock, dated December 10, 2021.
10.3	Second Amendment to the Employment Agreement, by and between Exicure, Inc. and Matthias Schroff, dated December 10, 2021.
99.1	Press release dated December 10, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2021	EXICURE, INC.

	By:	/s/ Elias D. Papadimas
Elias D. Papadimas
Chief Accounting Officer